 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our firm in Registration Statement (No. 333-153654) on Form S-8 of Advance Nanotech, Inc. of our report dated April 14, 2010, which appears on Page F-2 of this Annual Report on Form 10-K for the year ended December 31, 2009.

Q Accountancy Corporation
/s/ Q Accountancy Corporation
Laguna Niguel, California
April 14, 2010